UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024 (February 16, 2024)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55329	65-0958798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28050 US Hwy 19 N, Suite 310, Clearwater, FL 33761

(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: 813-289-7620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 - Changes in Registrant’s Certifying Accountant

On February 16, 2024, the audit practice of Assurance Dimensions, (“Assurance”), resigned as the independent registered public accounting firm for Cleartronic, Inc. (the “Company”).

The Company provided Assurance with a copy of this Current Report on Form 8-K (the “Report”) prior to its filing with the Securities and Exchange Commission (“SEC”).

On February 19, 2024, a majority of the directors of Cleartronic Inc. engaged M&K CPAS, PLLC (“M&K”) as its independent registered public accounting firm. Neither the Company nor anyone on its behalf has consulted M&K regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to item 304(a)(2) of Regulation S-K.

The Company provided M&K with a copy of this Current Report on Form 8-K (the “Report”) prior to its filing with the Securities and Exchange Commission (“SEC”).

Item 9.01 Financial Statements and Exhibits

(a) The following Exhibit is being filed with this Current Report on Form 8-K:

Exhibit
Number	Description

16.1	Letter from resigning Auditor, dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2024	CLEARTRONIC, INC.

	By:	/s/Larry Reid
Larry Reid
Chief Financial Officer